EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP
INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-78893, 33-35863 and 33-42261 on Form S-3 of Immucor, Inc. and in the related Prospectuses and Registration Statement Nos. 33-4636, 33-24199, 33-36554, 33-41406, 33-49882 and 33-62097 on Form S-8 pertaining to the Key Employee Stock Incentive Plan, Salary Reduction Plan, 1983 Stock Incentive Plan and 1986
Incentive Stock Option Plan; 1987 Non-Incentive Stock Option Plan; 1989 Non-Incentive Stock Option Plan; 1990 Stock Option Plan; 1990 Stock Option Plan and 1995 Stock Option Plan, respectively, of Immucor, Inc., of our report dated July 21, 1999, except for Paragraph 7 of Note 4 as to which the date is August 24, 1999 and paragraph 5 of Note 5 as to which the date is August 9, 1999 with respect to the consolidated financial statements and schedule of Immucor, Inc. included in the Annual Report (Form 10-K) for the year ended May 31, 1999.


                                                  Ernst & Young LLP

Atlanta, Georgia
August 24, 1999